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                                                                    EXHIBIT 15.1

                     [LETTERHEAD OF CONYERS DILL & PEARMAN]

29 June, 2006

China Techfaith Wireless Communication Technology Limited
3/F M8 West, No. 1 Jiu Xian Qiao East Road
Chao Yang District
Beijing 100016, People's Republic of China

Ladies and Gentlemen,

      We hereby consent to the use of our name under the caption "Cayman Islands Taxation" in China Techfaith Wireless Communication Technology Limited's Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman